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                            BROADWAY FINANCIAL CORPORATION

                            RECOGNITION AND RETENTION PLAN
                                FOR OUTSIDE DIRECTORS

                                      ARTICLE I
                                ESTABLISHMENT OF PLAN

     I.1 Broadway Financial Corporation, a Delaware corporation (the "COMPANY"), hereby establishes this Recognition and Retention Plan ("PLAN") upon the terms and conditions hereinafter stated in this Plan.


                                      ARTICLE II
                                   PURPOSE OF PLAN

     II.1 The purpose of this Plan is to recognize Outside Directors (as defined herein) of experience and ability by providing such persons with a proprietary interest in the Company, as compensation for their contributions to the Company and its Affiliates, including the Bank, (each as defined herein) and as an incentive to make such contributions and to promote the Company's growth and profitability in the future.


                                     ARTICLE III
                                     DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Whenever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     III.1 "AFFILIATE" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).

     III.2     "BANK" means Broadway Federal Bank, f.s.b.

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     III.3     "BENEFICIARY" means the person or persons designated by a
Recipient to receive any benefits payable under this Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his or her estate.

     III.4     "BOARD" means the Board of Directors of the Company.

     III.5 "Change in Control" of the Bank or the Company means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the Effective Date of this Plan; or (ii) results in any person acquiring control of the Bank or the Company within the meaning of the Home Owner's Loan Act of 1933, as amended, and the rules and regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the Effective Date of this Plan (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); and, without limitation, such a Change in Control shall be deemed to have occurred at such time as
(A) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board, directly or indirectly, of securities of the Bank or the Company representing 20% or more of the combined voting power of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to stock form and any securities purchased by any tax qualified employee benefit plans of the Bank or the Company; or
(B) individuals who constitute the Board of Directors of the Company on the date of the adoption of this Plan by the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he or she were a member of the Incumbent Board; or (C) a plan of liquidation, reorganization,

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merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction has been approved by the Board and the stockholders, or otherwise occurs in which the Bank or Company is not the resulting entity; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property, or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

     III.6 "COMMITTEE" means the committee of the Board administering this Plan, which shall be comprised of members of the Board who are "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act, as promulgated by the Securities and Exchange Commission.

     III.7 "COMMON STOCK" means shares of the common stock, $.01 par value per share, of the Company.

     III.8 "COMPANY" means Broadway Financial Corporation, the parent holding company of the Bank.

     III.9 "CONVERSION" shall mean the conversion of the Bank from the mutual to stock form of organization and the acquisition of the Bank by the Company.

     III.10 "DISABILITY" means the permanent and total inability by reason of mental or physical inability, or both, of a Recipient to perform his or her responsibilities as an Outside Director. A medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Recipient's lifetime.

     III.11    "EFFECTIVE DATE" means August 1, 1997.

     III.12 "EMPLOYEE" means any person who is currently employed on a full time basis by the Company or an Affiliate, including officers, but such term shall not include Outside Directors or Directors Emeriti.

     III.13    "OUTSIDE DIRECTOR" means a member of the Board of

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Directors of the Company or an Affiliate, who is not also an Employee.

     III.14 "PLAN SHARES" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to this Plan.

     III.15 "PLAN SHARE AWARD" means a right granted under this Plan to earn Plan Shares.

     III.16 "PLAN SHARE RESERVE" means the shares of Common Stock held by the Trustee pursuant to Sections 5.2 and 5.3.

     III.17 "RECIPIENT" means an Outside Director who receives a Plan Share Award under this Plan.

     III.18 "RETIREMENT" means the termination of service from the Board of Directors of the Company and/or an Affiliate Company following written notice to the Board as a whole of such Outside Director's intention to retire or retirement in accordance with the Company's bylaws or applicable Board policy, or after reaching age 65, except that a Recipient shall not be deemed to have retired for purposes of this Plan in the event he or she continues to serve as a consultant to the Board or as an advisory director.

     III.19 "TRUST" means the trust created by the trust agreement between the Trustee and the Company established to hold Plan assets.

     III.20 "TRUSTEE" means that person or persons and entity or entities approved by the Board to hold legal title to any Plan assets for the purposes set forth herein.


                                      ARTICLE IV
                              ADMINISTRATION OF THE PLAN

     IV.1 ROLE OF THE BOARD AND THE COMMITTEE. The Trustee and the members of the Committee provided for in this Plan shall each be appointed or approved by, and shall serve at the pleasure of, the Board. The Committee shall have authority to interpret and administer the provisions of this Plan and shall have the other powers allocated to it in this and other sections of this Plan.

     IV.2 LIMITATION ON LIABILITY. No member of the Board or the Committee or any Trustee(s) shall be liable for any determination made in good faith with respect to this Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board

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or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to this Plan, the Bank shall indemnify such member against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.


                                      ARTICLE V
                          CONTRIBUTIONS; PLAN SHARE RESERVE

     V.1 AMOUNT AND TIMING OF CONTRIBUTIONS. At the Effective Date and thereafter as necessary, the Bank shall contribute to the Trust an amount sufficient to purchase up to 8,034 shares of Common Stock. No contributions by Outside Directors shall be permitted. The Trustee may hold and commingle contributions to this Plan and earnings thereon with the assets of any other Recognition and Retention Plan maintained by the Company.

     V.2 INVESTMENT OF TRUST ASSETS; CREATION OF PLAN SHARE RESERVE. The Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; PROVIDED, HOWEVER, that the Trust shall not invest in more than 8,034 shares of Common Stock, which shares shall constitute the initial "Plan Share Reserve." The Trustee, in accordance with applicable rules and regulations, shall purchase shares of Common Stock in the open market or, in the alternative, shall purchase authorized but unissued shares of Common Stock from the Company, sufficient to fund the Plan Share Reserve. Any earnings received with respect to Common Stock held in the Plan Share Reserve shall be held in an interest-bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest-bearing account on behalf of the individual Recipient.

     V.3 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Plan Share Awards under Section 6.2, or the decision of the Committee to return Plan Shares to the Company, the Plan Share Reserve shall be reduced by the number of Plan Shares subject to the Plan Share Awards so allocated or returned. Any Plan Shares subject to a Plan Share Award which may not be earned because of a forfeiture

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by the Recipient pursuant to Section 7.1 shall be returned (added) to the Plan
Share Reserve for future Plan Share Awards.


                                      ARTICLE VI
                               ELIGIBILITY; ALLOCATIONS

     VI.1 ELIGIBILITY. Outside Directors of the Company and its Affiliates are eligible to receive Plan Share Awards.

          VI.2 ALLOCATIONS.

     (a) Each Outside Director serving in such capacity as of the date of the Conversion and who is continuing to serve in such capacity at the Effective Date shall be deemed to be granted a Plan Share Award of 402 Plan Shares (the "FIXED AWARD"). Each such Outside Director shall also be deemed to be granted additional Plan Share Awards (the "FIXED SERVICE AWARDS") based on years of service with the Company, including service with the Bank, which amounts shall be earned on a non-cumulative basis in accordance with the following schedule:


     YEARS OF SERVICE         FIXED SERVICE AWARDS
     ----------------         --------------------
           3                  150 Plan Shares
          15                  300 Plan Shares
          17                  402 Plan Shares


     (b) Each individual who is first elected as an Outside Director subsequent to the date of the Conversion ("SUBSEQUENT OUTSIDE DIRECTORS") shall be deemed to be granted a Plan Share Award of 402 Plan Shares (also referred to herein as a "FIXED AWARD"), as of the effective date of such election. Upon completion of 3, 15 and 17 years of service as an Outside Director, each Subsequent Outside Director shall be deemed to be granted Fixed Service Awards as set forth in this
Section 6.2(a). Notwithstanding the preceding, no Plan Share Award shall be deemed to be granted under this Plan to any Subsequent Outside Director who at any previous time was an employee of either the Company or an Affiliate and in such capacity was eligible for a "Plan Share Grant" under the Company's Performance Equity Program for Officers and Employees.

     (c) If sufficient Plan Shares are not available under this Plan for a Fixed Award or Fixed Service Award to be made to an Outside Director, including a Subsequent Outside Director, and thereafter Plan Shares become available through forfeiture or by reason of the purchase of additional shares of Common Stock by

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the Trustee, such Outside Director(s) shall then receive a Plan Share Award, sharing pro rata among such Outside Directors the number of Plan Shares then available under this Plan. The date of such Plan Share Award shall be the date such Plan Shares become available.

     VI.3 FORM OF ALLOCATION. As promptly as practicable after a Plan Share Award has been deemed granted pursuant to Section 6.2, the Recipient shall be notified in writing of the grant of the Plan Share Award. Such notice shall include the number of Plan Shares covered by the Plan Share Award and the terms upon which the Plan Shares subject to the Plan Share Award may be earned. The Bank shall maintain records as to all grants of Plan Share Awards under this Plan.


                                     ARTICLE VII
                EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     VII.1     EARNING PLAN SHARES; FORFEITURES.

     (a) GENERAL RULES. Plan Shares subject to a Plan Share Award shall be deemed earned by a Recipient at the rate of twenty percent (20%) annually of the aggregate number of shares covered by the Plan Share Award commencing one year from the date of grant for awards made to Outside Directors serving in such capacity at the time of Conversion. Subsequent Outside Directors shall be deemed to earn Plan Shares subject to Plan Share Awards at the rate of twenty percent (20%) annually commencing one year from the date of grant. If an Outside Director is not renominated, reelected or otherwise discontinues service on the Board or the Board of Directors of an Affiliate prior to earning all Plan Shares subject to a Plan Share Award for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to earn any Shares subject to the Plan Share Award which have not theretofore been earned. In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the fifth anniversary of the date of grant.

     (b) EXCEPTION FOR TERMINATIONS DUE TO DEATH, DISABILITY OR CHANGE IN CONTROL. Notwithstanding the general rule contained in Section 7.1(a) above, Plan Shares subject to a Plan Share Award held by a Recipient whose service as an Outside Director with the Company or an Affiliate terminates due to death or Disability, or, to the extent not prohibited by 12 C.F.R. Section 563b.3(g)(4), in the event of a Change in Control, shall be deemed earned as of

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the Recipient's last day of service with the Company or an Affiliate.

     (c) RETIREMENT. Notwithstanding the general rule contained in Section 7.1(a) above, all awards held by a Recipient whose service on the Board of the Company or the Board of Directors of an Affiliate terminates due to Retirement and who, as of the Recipient's last day of service as a director of the Company or an Affiliate, is performing services for the Company or an Affiliate as a consultant or advisory director of the Company or an Affiliate shall not be forfeited and shall continue to be earned as determined by the Committee; PROVIDED, HOWEVER, that any unearned shares shall be forfeited upon such Recipient's termination of services as a consultant or active advisory director of the Company or any Affiliate. Plan shares earned pursuant to this subsection shall be otherwise subject to the provisions of this Plan.

     (d) REVOCATION FOR MISCONDUCT. Notwithstanding anything to the contrary, any Plan Share Award, or portion thereof, previously awarded under this Plan shall be deemed revoked to the extent Plan Shares have not been delivered thereunder to the Recipient in the case of an Outside Director who is removed from the Board of the Company or the Board of Directors of an Affiliate for cause (as hereinafter defined) by shareholder, regulatory or other appropriate action. "Cause" is defined as personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order.

     VII.2 ACCRUAL OF DIVIDENDS. Whenever Plan Shares are distributed to a Recipient or Beneficiary under Section 7.3, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share distributed, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award was granted and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

     VII.3     DISTRIBUTION OF PLAN SHARES.

     (a) TIMING OF DISTRIBUTIONS; GENERAL RULE. Except as provided in subsection (b) below, Plan Shares shall be distributed to the Recipient or his or her Beneficiary, as the

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case may be, as soon as practicable after they have been earned.

     (b) FORM OF DISTRIBUTION. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be distributed for each Plan Share earned and payable. Payments representing accumulated cash dividends (and earnings thereon, if any) shall be made in cash or Common Stock.

     VII.4 VOTING OF PLAN SHARES. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Trustee as to the voting of the Plan Shares which are covered by the Plan Share Award and which have not yet been earned and distributed to him or her pursuant to Section 7.3. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares which have been awarded and voted.


                                     ARTICLE VIII
                                    MISCELLANEOUS

     VIII.1 ADJUSTMENTS FOR CAPITAL CHANGES. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the number of Plan Shares available for issuance pursuant to this Plan shall automatically be adjusted to prevent dilution or enlargement of the rights granted to the Recipient under this Plan.

     VIII.2 NONTRANSFERABLE. Plan Share Awards and rights to Plan Shares shall not be transferrable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.3.

     VIII.3 RIGHT TO SERVE AS A DIRECTOR. Neither this Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee or the Board in connection with this Plan shall create any right on the part of any Outside Director to continue in such capacity with the Company or any Affiliate thereof.

     VIII.4    VOTING AND DIVIDEND RIGHTS.  No Recipient shall

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have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.2 and 7.4 above, prior to the time said Plan Shares are actually distributed to him or her.

     VIII.5 AMENDMENT OF PLAN. This Plan may be amended from time to time by the Board; PROVIDED, that Sections 6.2 and 7.1 hereof shall not be amended more than once every six months other than to comply with the Code or the Employee Retirement Income Security Act of 1974, as amended, or the respective regulations thereunder. Except as provided in Section 8.1 hereof, rights and obligations under any Plan Share Award granted before an amendment shall not be altered or impaired by such amendment without the written consent of the Recipient. If this Plan becomes qualified under 17 C.F.R.
Section 240.16(b)-3 ("RULE 16(b)-3") of the rules and regulations promulgated under the Exchange Act and an amendment would require stockholder approval under such Rule 16(b)-3 to retain this Plan's qualification, then subject to the discretion of the Board, such amendment shall be presented to the stockholders of the Company for ratification, provided, however, that the failure to obtain stockholder ratification shall not affect the validity of this Plan as so amended and the Plan Share Awards granted thereunder.

     VIII.6 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the internal laws of the State of California to the extent not preempted by the laws of the United States.

     VIII.7    [Reserved.]

     VIII.8 COMPLIANCE WITH SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. Unless otherwise hereafter determined by the Board, to the extent any provision of this Plan does not so comply, such provision shall be deemed null and void, to the extent permitted by law.

     VIII.9 TERM OF PLAN. This Plan shall remain in effect until the earlier of (1) 21 years from the Effective Date, (2) termination of this Plan by a majority of the outstanding shares of the Common Stock entitled to vote; PROVIDED, HOWEVER, no such termination shall affect the Recipients' rights under a previously granted Plan Share Award without the consent of the affected Recipients, or (3) the distribution of all assets of the Trust. Termination of this Plan shall not affect any Plan Share Awards previously granted, and such Plan Share Awards shall

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remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.


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